Exhibit 99.1

Blue Capital Reinsurance Holdings Provides Company Outlook

HAMILTON, Bermuda—November 30, 2017—Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the “Company”), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today provided its outlook for 2018 projected returns.

The negative financial impact to the insurance industry from the third quarter catastrophe events is estimated to collectively be above $100 billion which is expected to have a positive impact on the pricing of catastrophe risks during upcoming renewals. Based on this view of expected pricing improvement, the Company is providing the following outlook for the return on the 2018 underwritten portfolio.

Company Outlook

The Company today announces its projected growth in fully converted book value per common share for 2018 as follows:

Loss Scenario	Return
Mean	9.1%
Median	14.9%

The projected growth in fully converted book value per common share is based on the planned 2018 portfolio and assumes loss affected ceded and quota share agreements will benefit from rate increases ranging from estimates of 15% to 25% in 2018 with other agreements expected to benefit from an estimated rate increase of 2.5% in 2018 (in each case compared to 2017 and net of expenses). The projected growth in fully converted book value per common share also reflects the collateral expected to be available for redeployment during 2018 taking into account loss events in 2017 and associated buffer loss provisions. The projected growth in fully converted book value per common share is inclusive of any projected declared dividends, does not comprise a profit forecast and has been provided for illustrative and comparative purposes only. The projected growth in fully converted book value per common share is derived by reference to the collateral held, the contracts written to date and expected to be written at future renewal dates and takes into account the modeled mean and median catastrophe losses. As such, the projected growth in fully converted book value per common share set out above should not in any way be construed as forecasting the Company’s actual change in fully converted book value per common share should the Company’s actual losses differ from the modeled mean and median catastrophe losses or contract renewals differ from current expectations.

About the Company

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to the Company by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in the Company’s public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@Sompo-Intl.com

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and the Company may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words “should,” “would,” “expect,” “estimates”, “intend,” “plan,” “believe,” “project,” “target,” “anticipate,” “seek,” “will,” “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent report on Form 10-K and other documents of the Company on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.